UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                 MARCH 16, 2007

                                   CACHE, INC.
                  --------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


        FLORIDA                 0 -10345                    59 -1588181
      ----------          ----------------------           -------------
   (STATE OR OTHER       (COMMISSION FILE NUMBER)          (IRS EMPLOYER
   JURISDICTION OF                                         IDENTIFICATION
   INCORPORATION)                                              NUMBER)



                     1440 BROADWAY, NEW YORK, NEW YORK 10018
                     ---------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (212) 575-3200




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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         ITEM 2.02    RESULTS OF OPERATIONS AND FINANCIAL CONDITION

         As reported in Cache, Inc.'s 10-K filed with the SEC on March 16, 2007, actual fiscal 2006 diluted earnings per share were $0.51. This reflects a $0.01 per diluted share increase in operating expenses, primarily due to stock compensation costs, related to the implementation of FASB 123(R) and a $0.01 per diluted share increase in the income provision, upon completion of the final review of the income tax provision, as compared to Cache's preliminary reported fiscal 2006 diluted earnings per share of $0.53 on February 8, 2007.





























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                                   SIGNATURES

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES AND EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.


         DATED: MARCH 16, 2007           CACHE, INC.




                                         By: /s/  Brian Woolf
                                         ---------------------------------
                                         Brian Woolf
                                         Chairman and Chief Executive Officer





























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